STANDSTILL AGREEMENT


         This Standstill Agreement, dated as of May 19, 2000, is by and among Health Risk Management, Inc., a Minnesota corporation (the "Issuer"), Chiplease, Inc., a South Dakota corporation ("Chiplease"), Banco Panamericano, Inc., a South Dakota corporation ("Banco"), Leslie Jabine, a resident of Chicago, Illinois ("Jabine") and Leon A. Greenblatt, III, a resident of Chicago, Illinois ("Greenblatt").

         WHEREAS, Chiplease, Banco, Jabine and Greenblatt have represented that as of the date hereof they and their respective affiliates collectively own of record and/or beneficially an aggregate of 675,500 shares of common stock of the Issuer, and as of the date hereof, the Issuer has 4,661,801 outstanding shares of common stock, $0.01 par value ("Common Stock");

         WHEREAS, on April 4, 1997, the Issuer entered into a Rights Agreement amended October 1, 1999 (as amended, the "Rights Agreement") with Norwest Bank Minnesota, N.A. as Rights Agent pursuant to which the Issuer declared a dividend of preferred stock purchase rights;

         WHEREAS, Chiplease, Banco, Jabine and Greenblatt wish to purchase additional shares of the Issuer that would cause Chiplease, Banco, Jabine or Greenblatt to become an "Acquiring Person" as defined by the Rights Agreement;

         WHEREAS, Chiplease, Banco, Jabine and Greenblatt acknowledge, for themselves and on behalf of their respective affiliates, that all shares of the Issuer's stock now or hereafter beneficially owned by Chiplease, Banco, Jabine, Greenblatt or their respective affiliates are, or shall be, held solely for investment purposes, and not for the purpose of seeking to acquire control of the Issuer; and

         WHEREAS, the Issuer has agreed not to object to or protest any purchases made in accordance with the terms hereof, and to take action under the Rights Agreement or any other similar agreements in the future to permit the acquisition of shares by Chiplease, Banco, Jabine or Greenblatt up to the agreed upon limits set forth herein without triggering any distribution under the Rights Agreement, if Chiplease, Banco, Jabine and Greenblatt, for themselves and on behalf of their respective affiliates, agree to and fully comply with the terms and conditions of this Standstill Agreement, and Chiplease, Banco, Jabine and Greenblatt, for themselves and on behalf of their respective affiliates, have agreed to such terms and conditions;

         NOW, THEREFORE, in consideration of the foregoing and the agreements, terms and conditions contained herein, the parties hereto agree as follows:

         1. The Issuer agrees that it shall not object to, or file any protest with, any agency with whom Chiplease, Banco, Jabine or Greenblatt is required to make a Regulatory Filing (defined below) as a result of beneficial ownership or acquisition of the Issuer's outstanding Common Stock, provided that Chiplease,

Banco, Jabine, Greenblatt and their respective affiliates timely file and cooperate with the Issuer in filing all applications for any permit, license, clearance or other regulatory approval required by any federal, state or local regulatory body (collectively a "Regulatory Clearance"), and promptly, within the time period required by the regulatory body, comply with all requests by such regulatory body for information from or about, or compliance by, Chiplease, Banco, Jabine, Greenblatt or any of their respective affiliates. If at any time Chiplease, Banco, Jabine, Greenblatt or any of their respective affiliates fails to receive, or causes the Issuer to fail to receive, a Regulatory Clearance that affects the business or prospects of the Issuer, then the Issuer and Chiplease, Banco, Jabine, Greenblatt and their respective affiliates, will immediately jointly use best efforts to satisfy the concerns and requirements of the regulatory authority in order to secure such required Regulatory Clearance within such period of time as will not cause the Issuer to lose the business opportunity. In this regard, Chiplease, Banco, Jabine, Greenblatt and their respective affiliates will immediately use best efforts to timely cooperate in good faith and to take, within such time frame as will avoid loss of the business opportunity, such actions as the regulatory authority may indicate are required to secure the Regulatory Clearance or to make such Regulatory Clearance unnecessary. Notwithstanding anything in this Standstill Agreement to the contrary, at no time shall any one of Chiplease, Banco, Jabine, Greenblatt or any of their respective affiliates individually own of record or through nominees 10% or more of the Issuer's outstanding Common Stock.

         2. For a period commencing the date hereof and ending on the later of
(i) the date on which the aggregate beneficial ownership of the Issuer's Common Stock of Chiplease, Banco, Jabine, Greenblatt and their respective affiliates is collectively less than 10% of the then outstanding Common Stock of the Issuer and (ii) the fifth anniversary of the date hereof, neither Chiplease nor Banco nor Jabine nor Greenblatt, nor any of their respective affiliates, will directly or indirectly:

                  (a) own, hold or acquire, or agree to acquire, ownership (beneficial or otherwise) of any shares of Common Stock of the Issuer, or rights or options or convertibles to acquire any such shares, that would result in the aggregate beneficial ownership of Chiplease, Banco, Jabine, Greenblatt and their respective affiliates to exceed collectively 1,165,000 shares of the total outstanding Common Stock of the Issuer, as adjusted to reflect stock dividends or stock splits, during the years of this Standstill Agreement; provided, however, neither Chiplease nor Banco nor Jabine nor Greenblatt, nor any of their respective affiliates, shall effect any purchase of Common Stock of the Issuer otherwise permitted by this Standstill Agreement unless they first as a precondition thereto fully comply with all Regulatory Filings;

                  (b) make, or in any way participate in, any "solicitation" or request for "proxies" (as such terms are defined or used in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or become a "participant" in or in any way encourage or facilitate any "election contest" (as such terms are defined or used under the Exchange Act) to vote any securities of the Issuer;

                  (c) demand, or join in any demand for, a meeting of the shareholders of the Issuer, or initiate or propose any shareholder proposals for submission to a vote of shareholders of the Issuer except for a shareholder

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

resolution required by Minnesota Statutes ss. 302A.671 to give full voting rights to shares acquired and held in compliance with this Standstill Agreement, or nominate or otherwise propose, any person for election to the Board of Directors of the Issuer, except during the period of the agreements under this
Section 2, Chiplease, Banco, Jabine, Greenblatt and their respective affiliates may nominate Andrew A. Jahelka, or such other individual reasonably acceptable to the Issuer's Board of Directors, (the "Designated Director") to be a member of the Issuer's Board of Directors, and the Issuer will include the Designated Director in its nominees for election to the Issuer's Board of Directors and will use all reasonable efforts to cause the Designated Director to be elected to such Board of Directors, including but not limited to recommending shareholders vote for the Designated Director and members of the Issuer's Board of Directors voting their shares for him;

                  (d) communicate with, seek to advise, encourage or influence any person or entity, in any manner, with respect to the voting of any Common Stock of the Issuer (including by taking a public position with respect to any matter to be submitted to shareholders of the Issuer for their approval);

                  (e) vote the shares of Common Stock in any manner other than in accordance with the recommendations of the Issuer approved by a majority of the Issuer's directors who are not also officers or employees of the Issuer and are not the Designated Director; provided, if no such recommendation is made, then Chiplease, Banco, Jabine, Greenblatt and their respective affiliates shall vote all Common Stock beneficially owned by any of them in the same proportion as the votes cast by other holders of Common Stock; further provided, upon request from the Issuer approved by a majority of the Issuer's directors who are not also officers or employees of the Issuer and are not the Designated Director, Chiplease, Banco, Jabine, Greenblatt and their respective affiliates shall cause to be executed and delivered to the Issuer, at least two weeks prior to any scheduled shareholder meeting, sufficient written proxies appointing as agent or proxy one or more of the Issuer's officers or directors to vote as required by this Section all shares of Common Stock beneficially owned by any of them upon the matters that are voted upon by the shareholders at the meeting; further provided, neither Chiplease nor Banco nor Jabine nor Greenblatt nor any of their respective affiliates nor any record holder of Common Stock beneficially owned by Chiplease, Banco, Jabine, Greenblatt or any of their respective affiliates shall appoint a person, other than a director or officer of the Issuer as provided above, as its proxy without the written consent of the Issuer; further provided, Chiplease, Banco, Jabine, Greenblatt and their respective affiliates shall be present, either in person or by such proxy requested by the Issuer's directors, at all meetings of shareholders for purposes of determining the existence of a quorum at such meeting; provided, however, the Issuer's Board of Directors will cause the Issuer to comply with the requirements of the Minnesota Control Share Acquisition Act and will allow the other parties hereto to encourage and vote for a resolution submitted pursuant to such Act with respect to all shares acquired pursuant to and in compliance with this Standstill Agreement if and when such Act becomes applicable;

                  (f) make an offer to acquire the Issuer or cause such an offer to be made unless another offer is made first by an independent party not acting jointly or in concert with, or otherwise encouraged or assisted by, Chiplease, Banco, Jabine, Greenblatt or any of their respective affiliates or associates in connection with such an offer, and the Board of Directors invites Chiplease,

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

Banco, Jabine, Greenblatt or any of their respective affiliates or associates to make such an offer or to cause such an offer to be made;

                  (g) otherwise seek to control the management or policies of the Issuer or any of its affiliates;

                  (h) institute, prosecute or pursue against the Issuer (or any of its officers, directors, representatives, trustees, employees, attorneys, advisors, agents, affiliates or associates) any claim with respect to any action hereafter approved by a majority of the Issuer's directors who are not also officers or employees of the Issuer (other than any claim: (x) to enforce this Standstill Agreement, (y) for any intentional fraudulent acts, or (z) any intentional violations of securities laws);

                  (i) form, join or in any way participate in a "group" (as such term is used in Section 13(d)(3) of the Exchange Act or under the Minnesota Business Corporation Act) with respect to any securities of the Issuer in connection with any action or matter otherwise prohibited by the terms of this Standstill Agreement;

                  (j) offer, sell or transfer, directly or indirectly, beneficial ownership of any shares of Common Stock to any person or group of persons who would after such sale beneficially or of record own more than 5% of the total outstanding Common Stock, unless such purchaser agrees, prior to such purchase, in a writing satisfactory to the Issuer to abide by the terms of this Standstill Agreement for the remaining period of the Standstill Agreement; provided, however, that the exemptive action taken under the Rights Agreement as described in Section 5 hereof shall not apply to any such purchaser; further provided, the foregoing restriction shall not prevent Chiplease, Banco, Jabine, Greenblatt or their respective affiliates from tendering shares of Common Stock to a person making a tender offer or exchange offer which is not in violation of
Section 2(f) hereof if it is recommended to the Issuer's shareholders by the Issuer's Board of Directors; or

         3. Chiplease, Banco, Jabine and Greenblatt, for themselves and on behalf of their respective affiliates, jointly and severally represent and warrant to the Issuer that the beneficial ownership information required by and set forth in Schedule 3 attached hereto is true and complete, as of the date hereof, and such parties understand and intend that the Issuer will rely upon such information in entering into and proceeding with the terms and provisions of this Standstill Agreement, and such parties agree to deliver promptly to the Issuer within not more than ten days a revised, updated Schedule 3 in the event of any change to any information required by such Schedule 3.

         4. Chiplease, Banco, Jabine and Greenblatt, for themselves and on behalf of their respective affiliates, hereby agree to sign and deliver Exhibit A to the Issuer upon execution of this Standstill Agreement and hereby and thereby authorize and direct all transfer agents, inspectors of election, vote tellers, proxy tabulators, brokers, banks, depositories, or other nominees, and their representatives or agents, including but not limited to ADP Investor

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

Communication Services, to provide promptly to the Issuer upon the Issuer's request information as may be necessary to confirm the beneficial ownership of Chiplease, Banco, Jabine, Greenblatt and their respective affiliates and to confirm their compliance with the voting, transfer and other agreements of this Standstill Agreement. Chiplease, Banco, Jabine and Greenblatt, for themselves and on behalf of their respective affiliates, will promptly upon the Issuer's request provide such additional written authorizations and directions as may be necessary to obtain such confirming information.

         5. The Issuer shall, following the execution of this Standstill Agreement and compliance by Chiplease, Banco, Jabine, Greenblatt and their respective affiliates and provided that the representations and warranties made pursuant to Section 3 are true and correct, take action under the Rights Agreement, and under any future rights agreements that are adopted by the Issuer, to provide that Chiplease, Banco, Jabine and Greenblatt shall not become an Acquiring Person as a result of purchase(s) of Common Stock made in accordance with the terms and conditions hereof provided that, prior to such purchase(s), Chiplease, Banco, Jabine, Greenblatt and their respective affiliates have fully complied with all of the terms and conditions of this Standstill Agreement. Chiplease, Banco, Jabine, Greenblatt and their respective affiliates, shall nonetheless become an Acquiring Person if their aggregate beneficial ownership of Common Stock collectively exceeds the limits set forth in Section 2 above.

         6. If any party to this Agreement shall fail to comply with any provisions of this Standstill Agreement, then (in addition to any injunctive and/or damage remedies that may be available to the Issuer) the non-prevailing party shall be responsible for and pay to the prevailing party all expenses and costs, including legal and other professional fees, incurred by the prevailing party in enforcing the provisions of this Standstill Agreement, and while such failure to comply continues, the exemptive action provided in Section 5 above shall no longer remain effective for further increases in the beneficial ownership of shares of the Issuer by Chiplease, Banco, Jabine, and Greenblatt or their respective affiliates.

         7. Each party hereto represents and warrants for itself or himself that such party has full legal right, power and authority to enter into this Standstill Agreement, that the execution and delivery hereof by such party has been duly authorized and that this Standstill Agreement constitutes a valid, binding and enforceable agreement of such party in accordance with its terms.

         8. All notices or other communications to a party required or permitted under this Standstill Agreement shall be in writing and shall be given by hand delivery, courier service (with acknowledgment of receipt), telecopy (with confirmation of transmission), or by certified mail, postage prepaid with return receipt requested, addressed to the applicable party as follows:

if to the Issuer, to:

         Health Risk Management, Inc.
         10900 Hampshire Avenue South
         Bloomington, Minnesota  55438
         Attention:        Chief Executive Officer
                           Telecopy Number:  (612) 946-7516


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

and if to Chiplease, Banco, Jabine or Greenblatt, to:

         Banco Panamericano, Inc.
         330 South Wells Street, Suite 718
         Chicago, Illinois  60606-7103
         Attention:        President
                           Telecopy Number:  (312) 341-9596

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally, by courier or by telecopy) or on the day shown on the return receipt (if delivered by mail).

         9. As used herein, the terms "affiliate," "beneficial ownership," "beneficially own," and "beneficial owner" have the meanings ascribed thereto by the Rights Agreement or the Minnesota Business Corporation Act.

         10. If any term, provision, covenant or restriction of this Standstill Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Standstill Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Standstill Agreement.

         11. This Standstill Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns, and affiliates, but shall not be assignable or transferable, whether voluntarily, involuntarily, by operation of law or otherwise, by Chiplease, Banco, Jabine, Greenblatt or any of their respective affiliates, without the prior written consent of the Issuer.

         12. The parties hereto acknowledge and agree that irreparable damage will occur if any of the provisions of this Standstill Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Standstill Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity.

         13. This Standstill Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed therein. The parties agree and consent to be subject to the exclusive jurisdiction of, and exclusive venue in, the U.S. District Court for the District of Minnesota and, in the absence of such federal jurisdiction, the parties agree and consent to be subject to the jurisdiction of the District Court for the State of Minnesota, County of Hennepin, and the parties irrevocably waive any defense of an inconvenient forum to the

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

maintenance of any action or proceeding in such courts. Further, the parties hereto specifically agree that either party may effect valid service of process by any means authorized under Minnesota law.

         14. For the convenience of the parties, any number of counterparts of this Standstill Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument. The parties acknowledge that delivery of executed copies of this Standstill Agreement may be effected by facsimile transmission or other comparable means.

         15. This Standstill Agreement, together with the Schedules and Exhibit hereto, sets forth and integrates the entire understanding between the parties and supersedes any and all prior or contemporaneous written or oral agreements or representations with respect to the subject matter hereof. This Standstill Agreement may not be altered or amended except by a subsequent written agreement signed by the parties.

         16. Effective upon the execution of this Standstill Agreement, Chiplease, Banco, Jabine and Greenblatt, for themselves and on behalf of their respective affiliates, hereby: (a) agree to file a dismissal with prejudice, pursuant to Rule 41 of the Federal Rules of Civil Procedure, of all of their claims in (i) Banco Panamericano, Inc. et al v. Health Risk Management, Inc., (Banco I) currently pending before the United States District Court for the Northern District of Illinois, Eastern Division (Court File No. 99 C 2529), and
(ii) Banco Panamericano, Inc. v. Health Risk Management, Inc. (Court File No. 00-1164 HK/JMM) currently pending before the United States District Court for the District of Minnesota; (b) withdraw their demand contained in their February 26, 1999 letter or in any other correspondence to the Issuer for a special meeting of the shareholders of the Issuer; (c) withdraw the shareholder proposal set forth in their November 17, 1999 letter or in any other correspondence to the Issuer or to the Securities and Exchange Commission for consideration at the Issuer's 2000 annual meeting of shareholders, including the withdrawal of their counsel's April 25, 2000 letter and other correspondence to the Securities and Exchange Commission regarding such shareholder proposal; (d) agree to notify the Court Commissioner of the Minnesota Supreme Court that Banco I, the underlying case in Court File No. C5-00-63, has been dismissed; and (e) agree to execute and file such letters, documents, orders and forms to effect or confirm the foregoing as may be reasonably requested by the Issuer or its counsel.

         17. The Issuer shall, within five (5) business days of the other parties' delivery to the Issuer of evidence of such other parties' compliance with their agreements set forth in Sections 4 and 16, pay $50,000 of the legal expenses incurred by such other parties in connection with this Standstill Agreement and the litigation matters referenced in Section 16 to Robinson, Curley & Clayton, P.C.

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



         IN WITNESS WHEREOF, each party hereto has executed this Standstill Agreement as of the day and year first above written.


HEALTH RISK MANAGEMENT, INC.                CHIPLEASE, INC.


By: /s/ Gary McIlroy                        By:/s/ Leon Greenblatt
    Chief Executive Officer                    President



                                            BANCO PANAMERICANO, INC.


                                            By: /s/ Leon Greenblatt
                                                President



                                            /s/ Leslie Jabine by Leon Greenblatt
                                            Leslie Jabine


                                            /s/ Leon A. Greenblatt
                                            Leon A. Greenblatt, III

Attachments:

         Schedule 3
         Exhibit A

         Updated (As of May 24, 2000) Schedule 3 to Standstill Agreement
                               dated May 19, 2000

The following sets forth true and complete responses to the information requested with respect to all shares of the Issuer's Common Stock beneficially owned by Chiplease, Banco, Jabine, Greenblatt or any of their respective affiliates:





                             Total
                             number
                             of shares
Name of                      beneficially
beneficial owner             owned
----------------             -----------
Chiplease, Inc.              32,400
----------------------------------------
Banco Panamericano,          415,750
Inc.
----------------------------------------
Leslie Jabine                 71,000
----------------------------------------
Leon A. Greenblatt,          156,400
III
----------------------------------------
Loop Corporation              40,400
----------------------------------------
Loop Properties, Inc.            -0-
----------------------------------------
Loop Telecom, Inc.               -0-
----------------------------------------
Scattered Corporation            -0-
----------------------------------------
Rumpelstiltskin                  -0-
U.S.A. Corp.
----------------------------------------

                            (continued on next page)

                             Total
                             number
                             of shares
Name of                      beneficially
beneficial owner             owned
----------------             -----------
Acclaim Hospitality          -0-
Communications, Inc
----------------------------------------
Greater Chicago              -0-
Videopath, Inc.
----------------------------------------
EZ Links Corp.               -0-
----------------------------------------
Other Affiliates             -0-
----------------------------------------




SIGNATURES:    Chiplease, Inc.           Banco PanAmericano, Inc.


               By: /s/ Leon Greenblatt   By: /s/ Leon Greenblatt



                                         /s/ Leon Greenblatt
                                             Leon A. Greenblatt III


                                         /s/ Leslie Jabine by Leon Greenblatt
                                             Leslie Jabine


RECEIVED:     Health Risk Management, Inc.


              By: /s/ Gary McIlroy
                 Chief Executive Officer